Exhibit 99.1

NEWS RELEASE – For Immediately Release

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Tom Gibson, Media Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES ANNOUNCES PREFERRED STOCK REDEMPTION

ST. PETERSBURG, FLORIDA – November 13, 2006 – MTS Medication Technologies (AMEX:MPP) (www.mts-mt.com) today announced that it has entered into an agreement with Eureka Growth Capital to redeem 2,000 shares of convertible preferred stock held by Eureka.

The convertible preferred stock, which has been outstanding since 2002, currently pays a dividend of 11 percent, or $220,000, annually and is convertible into 847,457 shares of MTS common stock. MTS has agreed to pay Eureka approximately $6.5 million, or $7.65 per common share equivalent, to fully redeem all of the outstanding shares of convertible preferred stock held by Eureka and completely satisfy all of its obligations under the convertible preferred stock agreement that the two parties entered into in June 2002.

MTS expects that the redemption of the convertible preferred shares will occur before December 31, 2006 and will be funded with proceeds of a new senior credit facility provided by MTS’s current lender LaSalle Business Credit, a subsidiary of LaSalle Bank, Chicago, Ill. MTS will record a one-time charge of approximately $4.5 million, or $0.71 per diluted common share, for the constructive dividend associated with the redemption at the time it occurs.

Todd Siegel, President and Chief Executive Officer said, “We are pleased that our strong financial position provides us an opportunity to alter our capital structure in a manner that we believe is beneficial to our common shareholders. The redemption of all of the outstanding convertible preferred stock will not only eliminate the 11 percent dividend, but also have the effect of increasing the common shareholders’ proportionate stake in MTS by approximately 12 percent.

“We have enjoyed an excellent relationship with Eureka since 2002 and are very pleased that the relationship is being concluded in a way that provides both Eureka and the MTS common shareholders with positive results.”

About the Company

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “believes”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or expected sales are forward-looking statements, as is any statement regarding the potential growth of our core business and incremental revenue from our OnDemand and MedLocker products.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.  Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, labor disputes, customer rejection of any installed OnDemand machine, market acceptance of MedLocker, developments relating to customer initiatives, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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